UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Stronghold Digital Mining, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	86-2759890
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

595 Madison Avenue, 29th Floor New York, New York 10022 (Address of principal executive offices and zip code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Class A common stock, par value $0.0001 per share	Name of each exchange on which each class is to be registered The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333‑258188

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the Class A common stock, par value $0.0001 per share (the “Common Stock”), of Stronghold Digital Mining, Inc., a Delaware corporation (the “Registrant”).

The description of the Common Stock set forth under the captions “Prospectus Summary” and “Description of Capital Stock” in the Registrant’s Registration Statement on Form S‑1, as amended (File No. 333‑258188), initially filed with the Securities and Exchange Commission on July 27, 2021 (the “Form S-1”), and in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Form S-1, is hereby incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8‑A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STRONGHOLD DIGITAL MINING, INC.

By:	/s/ Gregory A. Beard
Name:	Gregory A. Beard
Title:	Chief Executive Officer

Date:  October 19, 2021